Exhibit 10.1

ADDENDUM TO SECURITIES PURCHASE AGREEMENT

This Addendum to Securities Purchase Agreement (this “Addendum”), dated April 15, 2013, is made and entered into by and between SG Blocks, Inc., a Delaware corporation (the “Company”) and                            (“                           ”).  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in that certain Securities Purchase Agreement, dated as of December 27, 2012, among the Company, all of the each purchaser identified on the signature pages thereto (the “Purchase Agreement”).

WHEREAS, the Company issued an 8% Senior Secured Original Issue Discount Convertible Debenture to                            that is due October 15, 2014 (the “                            Debenture”), which is substantively identical to the Debentures referred to in the Purchase Agreement that are due July 1, 2014.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that that the terms and conditions set forth below constitute an addendum to the Purchase Agreement.

1.	All references to the “Debentures” in the Purchase Agreement shall be deemed to include the Debenture, and

2.	All references to July 1, 2014 in the Purchase Agreement as they relate to the Debentures, shall be deemed to be a reference to October 15, 2014 in relation to the Debenture.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed on the day and year first above written.

SG Blocks, Inc.

By:
	Name:	Paul M. Galvin
	Title:	Chief Executive Officer

Name: